EXHIBIT 10.1

[***] Certain information in this exhibit has been omitted because it is permitted to be omitted by applicable regulatory guidance.

Execution Version

Confidential

February 9, 2022

SHANGHAI JUNSHI BIOSCIENCES CO., LTD.
Level 13, Building 2, Nos. 36 and 58, Hai Qu Road,
Shanghai, China 201203

Attention: CEO

CC: Board Secretary, Securities Department

Re: Extension of Right of Reference Under License Agreement between Coherus and Junshi.

Ladies and Gentlemen:

Reference is hereby made to that certain Exclusive License and Commercialization Agreement, dated February 1, 2021, between Coherus Biosciences, Inc. (“Coherus”) and Shanghai Junshi Biosciences Co., Ltd. (“Junshi”), as the same may be amended from time to time (the “License and Commercialization Agreement”).  All capitalized terms used but not defined herein will have the meaning set forth in the License and Commercialization Agreement. [***].

[***] Coherus and Junshi execute this letter agreement (this “Letter Agreement”), memorializing their agreement to the following:

1.	Grant of Right of Reference. Coherus hereby grants to Junshi the right to extend the rights granted to Junshi in Section 5.5 (Right of Reference) in the License and Commercialization Agreement to up to [***] of Junshi Territory Licensees [***].

(a)	Grant of Right of Reference. Upon Junshi’s extension thereof to a Junshi Territory Licensee, Junshi will notify Coherus in writing and such Junshi Territory Licensee, its Affiliates, and the direct sublicensees of such Junshi Territory Licensee of the Licensed Technology (each, a “Junshi Territory Right of Reference Entity (JTRRE)”) will have, and Coherus grants to such JTRREs, a right of reference for use only in the Junshi Territory to all Regulatory Approvals and Regulatory Materials pertaining to the Licensed Products in the Field Controlled and submitted by or on behalf of Coherus or its Affiliates.
(b)	Timing of Extension. Junshi may only extend its rights granted in Section 5.5 (Right of Reference) of the License and Commercialization Agreement with respect to Regulatory

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Materials Controlled by Coherus with respect to a Licensed Product upon and after submission for Regulatory Approval of the subject Licensed Product.
(c)	Limitations on Use. Each JTRRE may use such right of reference to such Regulatory Approvals and Regulatory Materials Controlled by Coherus or any of its Affiliates solely for the purpose of seeking, obtaining, supporting, and maintaining Regulatory Approval and any Pricing and Reimbursement Approvals of the Licensed Products in the Junshi Territory. Further, each JTRRE (A) may only rely on those portions of any such Regulatory Approvals or Regulatory Materials Controlled by Coherus or any of its Affiliates to the extent related to the Licensed Products that contain a Licensed Antibody and (B) may not rely on or have any right of reference with respect to those portions of any such Regulatory Approval or Regulatory Material to the extent relating to any product Controlled by Coherus or any of its Affiliates that is not a Licensed Product or to the active ingredient of any Combination Product or Combination Regimen that is not a Licensed Antibody.
(d)	Costs. As between the Parties, [***] will [***] bear the costs and expenses of [***] as provided in [***] the License and Commercialization Agreement.
(e)	Further Actions. Coherus will take such actions as may be reasonably requested by Junshi or its Affiliate to give effect to the intent of the extension of the right of reference made hereby and to give Junshi, its Affiliates and the JTRREs the benefit of Coherus’ and its Affiliates’ Regulatory Approvals and Regulatory Materials in the Junshi Territory as provided herein [***].
2.	Data Sharing and Reports. In consideration for the extension of the grant of the right of reference to each Junshi Territory Licensee pursuant to the terms of Section 1 (Grant of Right of Reference) above, Junshi will cause each Junshi Territory Licensee to agree in writing to comply with, and provide to Junshi for providing to Coherus the same data, reports, and information required to be provided by Junshi to Coherus under [***] the License and Commercialization Agreement. Accordingly, if Junshi desires to extend such right of reference to a Junshi Territory Licensee, then it must do so on the following conditions:

(a)	Data Use and Exchange. The terms of an agreement between Junshi or its Affiliate and the Junshi Territory Licensee (“Junshi Territory Licensee Agreement”) must require the Junshi Territory Licensee to provide Junshi with copies of all data and results and all supporting documentation (e.g., protocols, Investigator’s Brochures, case report forms, analysis plans) that are generated by or on behalf of JTRREs in the Development of any Licensed Product For the Coherus Territory [***], except to the extent any such disclosure would be prohibited by any applicable law; provided, however, that in the case of a Combination Regimen in which any of the Other Component(s) is/are Controlled by a JTRRE (including when any such Other Component(s) is/are still in Development or the subject of one or more Regulatory Approval(s), a “Proprietary Combination Regimen”), each JTRRE is only required to disclose such data and results about the Licensed Product portion of the Proprietary Combination Regimen. The terms of the Junshi Territory Licensee Agreement must also permit Junshi to provide a copy of such data, results, and documentation to Coherus, except to the extent any such disclosure would be prohibited by any applicable law. Subject to Section 3 (Development Cost Sharing), Coherus will have the right to use and reference such data and results provided by Junshi for the purpose of obtaining, supporting, and maintaining Regulatory Approvals, as applicable, of the Licensed Products (but not any other part of a Proprietary Combination Regimen, if applicable) in the Coherus Territory [***]. The Junshi Territory Licensee Agreement must

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also require that if a JTRRE obtains the right to use or a right of reference to data Controlled by a Third Party with respect to a Combination Regimen, then the JTRRE must attempt to obtain sufficient rights from such Third Party to grant a further right to use or right of reference with respect to such Third Party data consistent with the foregoing rights to data and results generated by or on behalf of the JTRRE (i.e., the right of the JTRRE to extend such rights to Junshi and the right of Junshi to further extend such rights to Coherus).
(b)	Development Records. The Junshi Territory Licensee Agreement must require the applicable JTRREs to maintain reasonably complete, current, and accurate records of all Development activities conducted by or on behalf of the applicable JTRREs and subcontractors, respectively, for any Licensed Product (including any Combination Regimen) For the Coherus Territory and all data and other information resulting from such activities consistent with its usual practices, in validated computer systems that are compliant with 21 C.F.R. §11 and in accordance with applicable law in the Coherus Territory. The Junshi Territory Licensee Agreement must also require the applicable JTRREs to maintain all such records relating to the Development of Licensed Products for a period of [***] years, or a longer period as may be required by applicable law or regulation, after the end of the Term. The Junshi Territory Licensee Agreement must also require the applicable JTRREs to document all non-clinical and preclinical studies and Clinical Trials in formal written study reports in accordance with GLP, cGMP, and GCP in compliance with ICH Guidelines, as applicable, and in compliance with applicable law. The Junshi Territory Licensee Agreement must also require that, upon Coherus’ reasonable request to Junshi, not more frequently than [***] each Calendar Year during which JTRREs or subcontractors are performing or having performed Development activities for any Licensed Product (including any Combination Regimen) For the Coherus Territory, the Junshi Territory Licensee will, and will cause the applicable JTRREs and subcontractors to, provide copies of such records (including access to relevant databases) to Junshi, and permit Junshi to provide copies of such records to Coherus upon receiving them from any Junshi Territory Licensee, in each case, except to the extent any such disclosure would be prohibited by any applicable law. Junshi will provide a copy of such records to Coherus promptly upon receipt from any Junshi Territory Licensee, except to the extent any such disclosure would be prohibited by any applicable law.
(c)	Development Reports. The Junshi Territory Licensee Agreement must require that at each joint development committee or similar meeting between Junshi or its Affiliate and any Junshi Territory Licensee at a time when Junshi Territory Licensee is performing, or having performed, Development activities for any Licensed Product (including any Combination Regimen) For the Coherus Territory, Junshi Territory Licensee must provide a report to Junshi summarizing the Development activities for the Licensed Products performed For the Coherus Territory during the period since the preceding meeting, the Development activities for the Licensed Products For the Coherus Territory in process, and the future Development activities for the Licensed Products For the Coherus Territory that any JTRREs or subcontractors expect to initiate, including a summary of the data, timelines, and results of such Development activities, in each case, except to the extent any such disclosure would be prohibited by any applicable law. The Junshi Territory Licensee Agreement must also permit Junshi to disclose the foregoing to Coherus, except to the extent any such disclosure would be prohibited by any applicable law. Such reports and any additional information provided by Junshi regarding such Development activities for the Licensed Products For the Coherus Territory, in each case, will be the Confidential Information of Junshi and subject to the terms of Article 12 (Confidentiality) of the License and Commercialization Agreement.

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(d)	Adverse Event Reporting. The Junshi Territory Licensee Agreement must require that no later than [***] days after the effective date of the Junshi Territory Licensee Agreement, and in any event before the conduct of any Clinical Trial by the applicable JTRRE For the Coherus Territory, Junshi and the Junshi Territory Licensee to develop and agree in a written agreement on worldwide safety and pharmacovigilance procedures for Junshi and the Junshi Territory Licensee with respect to all Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Junshi Territory Licensee PV Agreement”) that is consistent with the terms of the Pharmacovigilance Agreement under the License and Commercialization Agreement. The Junshi Territory Licensee Agreement must also require that the Junshi Territory Licensee PV Agreement will contain terms no less stringent than those required by ICH or other applicable guidelines in order to allow the Parties and the Junshi Territory Licensee to meet the applicable law and other applicable regulatory requirements regarding the management of safety data in the Coherus Territory.
(e)	Enforcement. Junshi must enforce the foregoing provisions required to be included in the Junshi Territory Licensee Agreement against violations thereof by the Junshi Territory Licensee.
3.	Development Cost Sharing.
(a)	Junshi will include Development activities by each JTRRE for any Licensed Product (including any Combination Regimen) For the Coherus Territory and budget of the costs and expenses to be incurred in the performance such activities (“JTRRE Development Plan”) [***]. Coherus’ payments for the right to use and reference data and results granted under Section 2(a) (Data Use and Exchange) will be according to the amounts specified to be due under [***] the License and Commercialization Agreement, as applicable.
(b)	Notwithstanding the foregoing, if Junshi is prevented by applicable law or Junshi’s contractual obligations to any Third Party from including the JTRRE Development Plan in the manner specified in section 3(a), then the Parties shall agree in writing the amounts of payments [***] will pay to [***] for the right, if desired by [***], to use and reference data and results granted under Section 2(a) (Data Use and Exchange) independent of the amounts specified to be due under [***] the License and Commercialization Agreement.
4.	[***]

5.	[***] Junshi will cause each JTRRE that is granted rights in [***] to agree to [***] that will restrict such JTRRE’s ability to [***].

6.	Miscellaneous.

(a)	Governing Law. This Agreement will be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.
(b)	Assignment of this Letter Agreement. Neither this Letter Agreement nor any interest hereunder is assignable by either Party without the prior written consent of the other Party, except as follows: (i) either Party may, subject to the terms of this Letter Agreement, assign its rights and obligations under this Letter Agreement in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets to which the License and

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Commercialization Agreement relates, whether in a merger, acquisition, or similar transaction or series of related transactions, provided that such sale is not primarily for the benefit of its creditors, and (ii) either Party may assign its rights and obligations under this Letter Agreement to any of its Affiliates, provided that such Party will remain liable for all of its rights and obligations under this Letter Agreement. A Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 5(b) (Assignment of this Letter Agreement). This Letter Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Letter Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 5(b) (Assignment of this Letter Agreement) will be null, void and of no legal effect.
(c)	Confidentiality. The terms of this Letter Agreement are deemed “terms of this Agreement” and so “Confidential Information of both Parties” subject to Section 12.1 (Confidentiality; Exceptions) of the License and Commercialization Agreement mutatis mutandis as if such Section were set forth in this Letter Agreement; provided that each Party will be entitled to disclose the terms of this Letter Agreement to the extent permitted in Section 12.2 (Authorized Disclosure) of the License and Commercialization Agreement mutatis mutandis as if such Section were set forth in this Letter Agreement.
(d)	Severability. If any one or more of the provisions of this Letter Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, then the provision will be considered severed from this Letter Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Letter Agreement may be realized.
(e)	Independent Contractor. Each Party will act solely as an independent contractor, and nothing in this Letter Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.
(f)	Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Letter Agreement.
(g)	Interpretation. Except where the context expressly requires otherwise, (i) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (ii) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (iii) the word “will” will be construed to have the same meaning and effect as the word “shall,” (iv) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (v) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns, (vi) the words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Letter Agreement in its entirety and not to any particular provision hereof, (vii) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules

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of this Letter Agreement, and references to this Letter Agreement include all Schedules hereto, (viii) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Letter Agreement, (ix) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (including e-mail, but excluding instant messaging), (x) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (xi) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (xii) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”) Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Letter Agreement. Accordingly, the rule of construction that any ambiguity in this Letter Agreement will be construed against the drafting Party will not apply.
(h)	Entire Agreement; Amendment. This Letter Agreement, the TIGIT Exercise Letter Agreement dated January 9, 2022, and the License and Commercialization Agreement, including the Schedules hereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the date hereof with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Letter Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
(i)	No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
(j)	Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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Please sign and return a copy of this Letter Agreement to us to acknowledge each party’s agreement on this matter.  Thank you for all of your assistance.

Sincerely,

COHERUS BIOSCIENCES, INC.

/s/ Dennis M. Lanfear

Name:Dennis M. Lanfear

Title:Chairman & Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SHANGHAI JUNSHI BIOSCIENCES CO., LTD.

/s/ Ning Li

Name:Ning Li

Title:CEO

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